UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2000

FIRST PLACE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25049 (Commission File Number)	34-1880130 (IRS Employer Identification #)

185 E. Market Street, Warren, OH (Address of principal executive offices)		44482 (Zip Code)

Registrant's telephone number, including are code (330) 373-1221

N/A
(Former name or former address, if changed since last report)

Item 5 Other Events

On May 12, 2000, First Place Financial Corp., a Delaware corporation ("First Place"), completed its acquisition of Ravenna Savings Bank, an Ohio corporation ("Ravenna"), pursuant to an Agreement and Plan of Merger, dated as of November 22, 2000. Ravenna, along with its subsidiary Western Reserve Mortgage Corp., was merged into First Federal Savings and Loan Association of Warren, the wholly owned subsidiary of First Place. As of March 31, 2000, Ravenna had total consolidated assets of approximately $203 million, total deposits of $123 million and shareholder's equity of $12 million.

In accordance with the provisions of the Merger Agreement, the merger was accounted for using purchase accounting. Each issued and outstanding share of Ravenna common stock was converted into 2,017 shares of First Place common stock, par value $.01 per share, or approximately 2,077,510 shares. The transaction is a tax-free reorganization for federal income tax purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: July 12, 2000	By:	/s/ Steven R. Lewis
Steven R. Lewis, President and CEO